Exhibit 10.2

ELIEM THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

1.	Definitions

As used in this 2019 Equity Incentive Plan, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

1.1    “Accelerate,” “Accelerated,” and “Acceleration,” when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to any shares of Restricted Stock, means that as of the time of reference the Risk of Forfeiture otherwise still applicable to such shares of Restricted Stock shall expire or lapse.

1.2    “Acquiring Person” means, with respect to any Transaction or any acquisition described in clause (ii) of the definition of Change of Control, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by an Ultimate Parent Entity, the term “Acquiring Person” shall mean such Ultimate Parent Entity.

1.3    “Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.

1.4    “Applicable Voting Control Percentage” means (i) at any time prior to the initial public offering of the Company, a percentage greater than fifty percent (50%) and (ii) at any time from and after the initial public offering of the Company, a percentage equal to or greater than thirty percent (30%).

1.5    “Award” means any grant or sale pursuant to the Plan of Options, Restricted Stock or Stock Grants.

1.6    “Award Agreement” means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

1.7    “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

1.8    “Board” means the Company’s board of directors.

1.9    “Change of Control” means (i) the closing of any Sale of the Company Transaction or (ii) the direct or indirect acquisition, in a single transaction or a series of related transactions, by any person or Group (other than the Company or a Controlled Affiliate of the Company) of Beneficial Ownership of previously outstanding shares of capital stock of the Company if (A) immediately after such acquisition, such person or Group, together with their respective Affiliates, shall own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total combined voting power of all outstanding classes and/or series of capital stock of the Company and (B) immediately prior to such acquisition, such person or Group, together with their respective Affiliates, did not own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total combined voting power of all outstanding classes and/or series of capital stock of the Company. Notwithstanding anything expressed or implied in the foregoing provisions of this definition to the contrary, any direct or indirect acquisition referred to in clause (ii) above in this definition shall not be treated as a Change of Control if, at any time prior to or after such direct or indirect acquisition, a majority of the members of the Board as constituted immediately prior to such direct or indirect acquisition consent in writing to exclude such direct or indirect acquisition from the scope of this definition.

1.10    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

1.11    “Controlled Affiliate” means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.

1.12    “Committee” means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, the term “Committee” shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

1.13    “Common Stock” means common stock, par value $0.0001 per share, of the Company.

1.14    “Company” means Eliem Therapeutics, Inc., a corporation organized under the laws of the State of Delaware.

1.15    “Grant Date” means the date as of which an Option is granted, as determined under Section 7.1(a).

1.16    “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

1.17    “Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.

1.18    “Incentive Option” means an Option that by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

1.19    “Market Value” means the fair market value of a share of Common Stock on a particular date as determined by the Committee.

1.20    “Non-statutory Option” means any Option that is not an Incentive Option.

1.21    “Option” means an option granted under the Plan to purchase shares of Common Stock.

1.22    “Optionee” means an employee, consultant, officer or director of the Company to whom an Option shall have been granted under the Plan.

1.23    “Participant” means any holder of an outstanding Award under the Plan or any holder of shares of Common Stock issued upon exercise of any Option.

1.24    “Plan” means this 2019 Equity Incentive Plan of the Company, as amended and in effect from time to time, and including any attachments or addenda hereto.

1.25    “Restricted Stock” means a grant or sale of shares of Common Stock pursuant to the Plan to an employee, consultant, officer or director of the Company if and to the extent that such grant or sale of such shares of Common Stock is made subject to a Risk of Forfeiture.

1.26    “Restriction Period” means the period of time, established by the Committee in connection with an Award of shares of Restricted Stock, during which such shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

1.27    “Risk of Forfeiture” means a limitation on the right of a Participant to retain an Award of Restricted Stock arising because of the occurrence or non-occurrence of specified events or conditions described in the applicable Award Agreement, including, but not limited to, a limitation on the right of a Participant to retain an Award of Restricted Stock by virtue of any right granted or retained by the Company to reacquire all or any portion of such Restricted Stock upon termination of the employment, consulting relationship, officer status or Board membership, as the case may be, with the Company or any of its Affiliates of the person to whom such Award of Restricted Stock was originally made and regardless of whether such reacquisition is at a purchase price less than, equal to, or greater than the Market Value of the Restricted Stock at the time of such reacquisition.

1.28    “Sale of the Company Transaction” means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders’ Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.

1.29    “Securities Act” means the Securities Act of 1933, as amended.

1.30    “Stock Grant” a grant or sale of shares of Common Stock pursuant to the Plan to an employee, consultant, officer or director of the Company if and to the extent that such grant or sale of such shares of Common Stock is made free from any Risk of Forfeiture.

1.31    “Stockholder Agreement” means one agreement, or, collectively, two or more agreements, as may be amended from time to time, by and among the Company and one or more stockholders of the Company (including, without limitation, any Participant or prospective Participant that became a stockholder of the Company as a result of the receipt, transfer or exercise of any Award) setting forth, among other provisions, restrictions on transfer, rights of first refusal, lock-up arrangements, bring-along rights, drag-along rights, voting agreements or the granting of certain proxies or powers of attorney with respect to shares of capital stock. Any and all provisions of this Plan that apply to any Stockholder Agreement shall be deemed to be applicable to any such agreement or agreements referred to in this definition even if such agreement or agreements are called or titled something other than Stockholder Agreement or Stockholders Agreement.

1.32    “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Section 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

1.33    “Transaction” means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.

1.34    “Ultimate Parent Entity” shall mean, with respect to any Person that is not an individual, any other Person that (i) directly or indirectly controls such Person and (ii) is not itself controlled, directly or indirectly, by one or more Persons that are not individuals.

2.	Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants, officers and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Options.

3.	Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing upon the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board and the approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are hereby expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan shall thereafter and for all purposes be deemed to constitute Non-statutory Options.

4.	Stock Subject to the Plan

Subject to adjustment as provided in Section 8.1, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards under the Plan (including, without limitation, pursuant to Incentive Options) exceed Eight Hundred Ninety Eight Thousand Six Hundred Thirty (898,630) shares of Common Stock. For purposes of applying the foregoing limitation, (a) if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited by a Participant, the shares of Common Stock not purchased upon exercise of such Option and/or any such Award of Restricted Stock so forfeited shall again be available for Awards thereafter to be granted under the Plan, and (b) if any Option is exercised by delivering previously owned shares of Common Stock in payment of the exercise price therefor, only the net number of shares, that is, the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.	Administration

The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant, officer or director to receive the Award; (b) the form of Award; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Non-statutory Option; (d) the time of granting an Award; (e) the number of shares subject to an Award; (f) the exercise price of an Option or purchase price, if any, for shares of Restricted Stock or for a Stock Grant and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the Restricted Period and the Risk of Forfeiture applicable to any Award of Restricted Stock as well as the Acceleration, if any, of such Restricted Period and Risk of Forfeiture; (i) the exercise date or dates of an Option as well as the Acceleration, if any, of such exercise date or dates; and (j) the effect of termination of any employment, consulting, officership or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option or on the Risk of Forfeiture of Restricted Stock. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, officers and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.	Authorization and Eligibility

The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of, or consultant to, one or more of the Company and its Affiliates or to any non-employee officer or member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company or of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option.

Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in Section 7 below), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award (or the transfer thereof to such Participant), delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.	Specific Terms of Awards

7.1    Options.

(a)    Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)    Exercise Price. The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Non-statutory Option shall not be so limited solely by reason of this Section, provided that in all cases, the price at which shares of Common Stock may be acquired under each Non-statutory Option shall not be less than 100% of the Market Value of the Common Stock on the Grant Date, as required by Section 409A of the Code.

(c)    Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Non-statutory Option shall not be so limited solely by reason of this Section.

(d)    Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of such Incentive Option would not cause such Incentive Option to fail to comply with the provisions of Section 422 of the Code or the Optionee consents to such Acceleration.

(e)    Effect of Termination of Employment, Consulting, Officer or Board Member Relationship. Unless the Committee shall provide otherwise with respect to any Option, if the applicable Optionee’s association with the Company or any of its Affiliates as an employee, consultant, officer or director ends for any reason or no reason, regardless of whether the end of such association is effected by the Company, any such Affiliate or such Optionee (whether voluntarily or involuntarily, including because an entity with which such Optionee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such Optionee is not associated with the Company or any of its Affiliates as an employee, consultant, officer or director, or if such Optionee dies, then any outstanding Option initially granted to such Optionee, whether then held by such Optionee or any other Participant, shall cease to be exercisable in any respect and shall terminate on the ninetieth (90th) day following the end of such association or such death and, for the period it remains exercisable following the end of such association or such death, shall be exercisable only to the extent exercisable on the date of the end of such association or such death. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(f)    Transferability. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (e) above). Except as otherwise provided in this subsection (f), all of a Participant’s rights in any Option may be exercised during the life of such Participant only by such Participant or such Participant’s legal representative. The Committee may (at or after the grant of a Non-statutory Option) provide that a Non-statutory Option may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Non-statutory Option shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Non-statutory Options to third parties pursuant to this subsection (f), which authorization shall be exercised by such officer or officers in accordance with guidelines established by any Committee at any time and from time to time.

(g)    Method of Exercise. An Option may be exercised by a Participant giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion and subject to such conditions, if any, as the Committee may deem necessary to comply with applicable laws, rules and regulations or to avoid adverse accounting effects to the Company, by delivery to the Company of (i) shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased, or (ii) the Participant’s executed promissory note in the principal amount equal to the exercise price of the shares to be purchased and otherwise in such form as the Committee shall have approved. Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Notwithstanding any of the foregoing provisions in this subsection (g) to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Award Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to all of the applicable provisions of Section 9 hereof and to compliance by the applicable Optionee and the applicable Participant that is the then holder of such Option with all of the provisions of the Plan and the relevant Award Agreement.

(h)    Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Non-statutory Option, otherwise identical in its terms to those of the Incentive Option.

(i)    Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(j)    Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to such Option, except to the extent that such Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such person or his agent.

7.2    Restricted Stock.

(a)    Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)    Issuance of Certificates. Subject to subsection (c) below, each Participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE ELIEM THERAPEUTICS, INC. 2019 EQUITY INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BY THE RECORD OWNER OF SUCH SHARES AND ELIEM THERAPEUTICS, INC., IN EACH CASE AS THE SAME MAY BE AMENDED. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF ELIEM THERAPEUTICS, INC.

(c)    Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d)    Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)    Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the applicable Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock.

(f)    Effect of Termination of Employment, Consulting, Officer or Board Member Relationship. Unless otherwise determined by the Committee at or after an Award of Restricted Stock is made by the Company to any Participant and subject to the applicable provisions of the Award Agreement, if such Participant’s association with the Company or any of its Affiliates as an employee, consultant, officer or director ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such Participant (whether voluntarily or involuntarily, including because an entity with which such Participant has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such Participant is not associated with the Company or any of its Affiliates as an employee, consultant, officer or director, or if such Participant dies, then all outstanding shares of Restricted Stock initially awarded or sold to such Participant that are still subject to Risk of Forfeiture, whether then held by such Participant or any other Participant that is the direct or indirect transferee of such Participant, shall be forfeited or otherwise subject to return to or repurchase by the Company if and to the extent so provided by, and subject to and in accordance with, the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s rights, if any, are guaranteed by statute or by contract.

(g)    Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

(h)    Transferability. Except as otherwise provided in this subsection (h), shares of Restricted Stock shall not be transferable during the applicable Restriction Period, and no share of Restricted Stock or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during the applicable Restriction Period, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (f) above). The applicable Award Agreement or the Committee (at or after the grant of a share of Restricted Stock) may provide that such share of Restricted Stock may be transferred by the applicable Participant to a family member during the applicable Restriction Period; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a share of Restricted Stock during the applicable Restriction Period shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of shares of Restricted Stock during the applicable Restriction Period to third parties pursuant to this subsection (h), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

7.3    Stock Grants.

(a)    In General. Stock Grants shall be issued for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee. Without limiting the generality of the foregoing, Stock Grants may be awarded in such circumstances as the Committee deems appropriate, including without limitation in recognition of significant contributions to the success of the Company or its Affiliates or in lieu of compensation otherwise already due. Stock Grants shall be made without forfeiture conditions of any kind.

(b)    Issuance of Certificates. Each Participant receiving a Stock Grant shall be issued a stock certificate in respect of such Stock Grant. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE ELIEM THERAPEUTICS, INC. 2019 EQUITY INCENTIVE PLAN, AS THE SAME MAY BE AMENDED. A COPY OF SUCH PLAN IS ON FILE IN THE OFFICES OF ELIEM THERAPEUTICS, INC.

7.4    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan if the applicable Participant is, at the time of grant or award of such Award to such Participant or, if such Award is not initially granted or awarded to such Participant, at the time such Participant first acquires rights or any interest in such Award or at any time during the term of such Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which such Participant is then resident or primarily employed, or so that the value and other benefits of such Award to such Participant, as affected by foreign tax laws and other restrictions applicable as a result of such Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1    Adjustment for Corporate Actions. Subject to the provisions of Section 8.2, if at any time or from time to time after the date on which the Board has adopted this Plan, the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section 8.1) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2    Change of Control. Subject to the applicable provisions of the Award Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration, in whole or in part, of any or all outstanding Options (including Options that are assumed or replaced pursuant to clause (C) below) that are not exercisable in full at the time the Change of Control, such Acceleration to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting, officer or Board member relationship of the applicable Optionee or Optionees (or of the Participant that is the then holder of any such Option) with the Company and its Affiliates (including, without limitation, the Acquiring Person or any of its Affiliates) terminates, or at such other time or times as the Committee shall determine; (B) the lapse or termination of the Risk of Forfeiture (including, without limitation, all or any (or any portion) of the Company’s repurchase rights) with respect to outstanding Awards of Restricted Stock, such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting, officer or Board member relationship with the Company and its Affiliates (including, without limitation, the Acquiring Person or any of its Affiliates) of the Participant or Participants that hold such Awards of Restricted Stock (or the person to whom such Awards of Restricted Stock were initially made) terminates, or at such other time or times as the Committee shall determine; (C) the assumption of all or any (or any portion of) outstanding Options, or the substitution of all or any (or any portion of) outstanding Options with equivalent options, by the Acquiring Person or any of its Affiliates; or (D) the termination of all or any (or any portion of) Options (other than Options that are assumed or substituted pursuant to clause (C) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and there has been or there will be full compliance with any applicable provisions set forth below in this Section 8.2 that may require in certain cases or under certain circumstances the payment of or provision of consideration to holders of Options terminated pursuant to the provisions of this clause (D), and provided, further, that, subject to and without limiting the provisions set forth in the next sentence, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Options on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined, then the Company shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee; otherwise, except if and to the extent otherwise provided in the next sentence, the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Options pursuant to the foregoing provisions of this clause (D). Notwithstanding anything express or implied in the foregoing provisions of this Section 8.2 to the contrary, in the event that the Committee elects, in its sole and absolute discretion, to terminate all or any (or any portion of) Options pursuant to the provisions of the foregoing clause (D) and the Committee does not provide to any Participant that is a holder of an Option any portion of which is both exercisable immediately prior to the applicable Change of Control and to be terminated pursuant to the provisions of the foregoing clause (D) (each, a “Terminated Vested Option”) at least five (5) business days prior written notice of such potential termination thereof, then, prior to the consummation of such applicable Change of Control, the Committee shall ensure that adequate provision has been made so that the Company, the Acquiring Person or any of their respective Affiliates is legally obligated to make payment or provide consideration on account of such termination to such holder of such Terminated Vested Option that was not provided such prior written notice of termination, which payment or consideration shall consist of the difference between (x) the cash, stock, securities, other property or other consideration that would have been received in connection with such applicable Change of Control by such holder of such Terminated Vested Option that was not provided such prior written notice of termination if such holder had exercised such Terminated Vested Option immediately prior to such applicable Change of Control (or cash, stock, securities, other property or other consideration having a fair market value (as determined by the Committee in good faith) equal to the cash, stock, securities, other property or other consideration to which such holder of such Terminated Vested Option would otherwise be entitled under this clause (x)) and (y) the aggregate exercise price with respect to such Terminated Vested Option. The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee’s general authority under Sections 7.1(d) or 7.2(d) hereof to Accelerate Options in whole or in part at any time or to waive or terminate at any time any Risk of Forfeiture applicable to shares of Restricted Stock. Each outstanding Option, or portion thereof, that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of Control, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.

8.3    Dissolution or Liquidation. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but each Participant shall have the right, immediately prior to such dissolution or liquidation, to exercise any and all Options held by such Participant to the extent such Options are exercisable on the date of such dissolution or liquidation.

8.4    Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price that is less than the par value of the Common Stock.

9.	Settlement of Awards

9.1    Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a)    the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b)    the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale or issuance of such shares does not require registration under the Securities Act or any applicable state securities laws.

9.2    Corporate Restrictions on Rights in Stock. Any Common Stock to be issued pursuant to Awards shall be subject to all restrictions upon the transfer thereof that may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, if the Committee so directs at the time of the grant (or, if such Award is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such Common Stock until such time, if ever, as the applicable Participant or prospective Participant shall have become a party to and bound by any agreement (including, without limitation, any Stockholder Agreement) that the Committee, in its sole discretion, shall require that such Participant or prospective Participant enter into prior to, and as a condition to, the issuance of such Common Stock by the Company to such Participant or prospective Participant.

9.3    Investment Representations. The Company shall be under no obligation to issue any shares covered by an Award unless such have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (and upon which the Company believes it may reasonably rely) as the

Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4    Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

9.5    Lock-Up. If, in connection with any underwritten public offering of securities of the Company, the Company sends written notice to each Participant stating that the restrictions on transfer set forth in this Section 9.5 are applicable to such underwritten public offering, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock or any Awards during the one hundred-eighty (180) day period (and which period may be extended as requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto) commencing on the effective date of any registration statement relating to such underwritten public offering, unless the Company has granted its prior written consent to any such sale, short sale, loan, grant of option, pledge, other encumbrance or other disposition. The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality and applicability of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company’s then current directors and officers enter into a lock-up agreement, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s then current directors and officers.

9.6    Placement of Legends; Stop Orders; etc. Each share of Common Stock to be issued pursuant to Awards may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, under any Stockholder Agreement or any other agreement between the Company and any Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All shares of Common Stock or other securities delivered under the Plan (as well as all certificates representing such shares of Common Stock or other securities) shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.7    Tax Withholding. Whenever shares of Common Stock are issued or to be issued pursuant to Awards, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole and absolute discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares of Common Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.	No Special Service Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting, officer or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting, officer or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting, officer or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting or Board member relationship or other association with the Company and its Affiliates.

12.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and stock grants other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.	Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable. In the event of the termination of the Plan, the terms of the Plan shall survive any such termination with respect to any Award that is outstanding on the date of such termination, unless the holder of such Award agrees in writing to terminate such Award or to terminate all or any of the provisions of the Plan that apply to such Award. Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Award outstanding on the date of such amendment or modification as well as the terms of any Award made from and after the date of such amendment or modification; provided, however, that except to the extent otherwise provided in the last sentence of this paragraph, (i) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award or materially adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, (ii) no amendment or modification of the Plan shall apply to any Incentive Option that is outstanding on the date of such amendment or modification if such amendment or modification would result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code and (iii) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Awards outstanding on the date of such amendment or modification (except for those Awards to whom such amendment or modification is not applicable by virtue of the provisions of the foregoing clause (ii) hereof). In the event of any amendment or modification of the Plan that is described in clause (i), (ii) or (iii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Award outstanding on the date of such amendment or modification only if the recipient of such Award consents in writing thereto.

The Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award without amending or modifying the terms of the Plan itself, provided that as amended or modified such Award is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Award, but no such amendment or modification of such Award shall, without the written consent of the recipient of such Award, reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award, adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, or otherwise materially adversely affect the terms of such Award (except for amendments or modifications to the terms of such Award or of the stock subject to such Award that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this Section 13 or that are permitted by the provisions set forth below in this Section 13), or, if such Award is an Incentive Option, result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code. Notwithstanding any of the foregoing provisions of this paragraph to the contrary, the Committee is expressly authorized to amend any or all outstanding Options to effect a repricing thereof by lowering the purchase price applicable to the shares of Common Stock subject to such Option or Options without the approval of the stockholders of the Company or the holder or holders of such Option or Options, and, in connection with such repricing, to amend or modify any of the other terms of the Option or Options so repriced, including, without limitation, for purposes of reducing the number of shares subject to such Option or Options or for purposes of adversely affecting the provisions applicable to such Option or Options that relate to the vesting or exercisability thereof, in each case without the approval of stockholders of the Company or the holder or holders of such Option or Options.

In addition, notwithstanding anything express or implied in any of the foregoing provisions of this Section 13 to the contrary, the Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award to the extent the Committee reasonably determines necessary or appropriate to conform such Award to the requirements of Section 409A of the Code (concerning non-qualified deferred compensation), if applicable.

14.	Interpretation of the Plan

In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Award Agreement was authorized and approved by the Committee at the time of the grant of the Award evidenced by such Award Agreement or is ratified by the Committee at any time subsequent to the grant of such Award, in which case the conflicting provision in such Award Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any applicable Stockholder Agreement or other agreement between the Company and the applicable Participant, the provisions of such Stockholder Agreement or other agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such Stockholder Agreement or other agreement shall be construed so as to give full force and effect to all such provisions.

15.	Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class mail or overnight courier, postage prepaid, or telecopied with a confirmation copy by first class mail or overnight courier, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, five (5) days after having been sent by first class mail, postage prepaid; (iii) in the case of overnight courier, one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery; and (iv) in the case of facsimile transmission, when sent and confirmed by facsimile machine report, if sent by facsimile transmission during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day.

16.	Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

17.	Adoption of Plan

This 2019 Equity Incentive Plan was approved and adopted on [___________], 2019, by the Board of Directors and on [___________], 2019, by the Stockholders.

[The remainder of this page is intentionally left blank.]

ATTACHMENT A

TO

2019 EQUITY INCENTIVE PLAN

Provisions Applicable to Award Recipients

Resident in California

Until such time as the Company’s Stock has been effectively registered under the Securities Act and if required by any applicable law, the following additional terms shall apply to Awards, and Stock issued pursuant to such Awards, granted under the Plan to persons resident in California as of the date of grant of the Award (each such person, a “California Recipient”). Capitalized terms not defined in this Attachment shall have the respective meanings set forth in the Plan.

1.    No Option or other right to acquire Stock pursuant to an Award issued to any California Recipient, that is otherwise transferable pursuant to the terms of the Plan, shall be transferable other than by gift or domestic relations order to an immediate family member as that term is defined under applicable California and Federal securities law or to a revocable trust (or by will or the laws of descent and distribution).

2.    The following limitations shall apply to the early expiration of Options granted California Recipients on account of termination of employment (unless employment is terminated for cause as defined by applicable law):

(a)    Subject to Section 2(b) below, in the event the employment or other association with the Company and its Affiliates of an Optionee who is a California Resident is terminated, whether voluntary or otherwise and including on account of an entity ceasing to be an Affiliate of the Company, such California Recipient shall have at least thirty (30) days after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

(a)    In the event that the employment or association with the Company and its Affiliates of an Optionee who is a California Resident is terminated as a result of death or disability, such California Recipient shall have at least six (6) months after the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to exercise such Option to the extent exercisable as of the date of such termination.

3.    The Plan must be approved by a majority of the outstanding securities entitled to vote within twelve (12) months before or after the later of (i) the date the Plan is adopted by the Company and (ii) the date on which any Option or other Award is granted to a California Recipient.

1

ATTACHMENT B

TO

2019 EQUITY INCENTIVE PLAN

ELIEM THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT, dated as of [__________________, 20___] (this “Agreement”), is between Eliem Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”). Capitalized terms used in this Agreement without definition shall have the respective meaning ascribed to such capitalized terms in the Plan (as defined below).

1.    Grant of Option. Pursuant and subject to the Company’s 2019 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the common stock, par value $0.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee

Number of Shares

Exercise Price Per Share

Grant Date

Expiration Date

2.    Character of Option. This Option [is/is not]1 intended to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

3.    Expiration of Option. This Option shall expire at 5:00 p.m. EST on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a)    If the termination of your employment with, and/or other association as an officer, director, consultant or advisor of, any and all of the Company and its Affiliates is on account of your death or disability, the first anniversary of the date such employment and/or other association ends.

(b)    If the termination of your employment with, and/or other association as an officer, director, consultant or advisor of, any and all of the Company and its Affiliates is due to any other reason, three (3) months after such employment and/or other association ends.

18.	Exercise of Option.

(c)    You may exercise this Option, in full or in part and at any time prior to the date this Option expires, as to the number of Optioned Shares for which this Option shall have become exercisable

[1]

Either “is” or “is not”, as the Committee or the Board has determined. If the Committee or the Board has determined that the option is a nonqualified stock option instead of an incentive stock option, then the words should be “is not”.

1

(the “Vested Shares”) pursuant Section 4(b) below. However, during any period that this Option remains outstanding after the end of your association with the Company and its Affiliates in any and all capacities as an officer, director, employee, consultant and/or advisor of the Company and its Affiliates, you may exercise it only to the extent of any remaining Vested Shares determined as of the effective time of the end of such association. The procedure for exercising this Option is described in Section 7.1(f) of the Plan; provided that in no event shall a fraction of a share of Stock be purchasable or deliverable upon exercise.

(d)    Subject to the provisions of Section 4(a) above, this Option shall become exercisable for the Optioned Shares over a period of four years as follows: (1) this Option shall become exercisable for twenty five percent (25%) of the Optioned Shares on [______________]2 (the “First Vesting Date”); and (2) this Option shall become exercisable for the remaining Optioned Shares in a series of thirty-six (36) equal monthly installments (except the last installment which, if necessary, may be smaller), with the first of such monthly installments becoming exercisable on [______________]3 and an additional monthly installment becoming exercisable on the first day of each calendar month thereafter until this Option shall have become exercisable for all of the Optioned Shares.4

4.    Transfer of Option. Except if and to the extent otherwise provided under the Plan in the event that this Option is not an Incentive Option, you may not transfer this Option except by will or the laws of descent and distribution, and, during your lifetime, only you may exercise this Option.

5.    Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 therein.

6.    Tax Consequences. The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice.

7.    Treatment as Wages or Compensation. No amounts paid or payable in connection with this Option shall constitute wages or compensation for purposes of any applicable law, if ever, prior to the date on which such amount has been earned, vested and become payable in accordance with the terms of this Agreement and the Plan. No such amount shall be treated as wages or compensation for purposes of any employee or other benefit plan of the Company and its Affiliates except to the extent and at the time provided in the respective employee or other benefit plan.

8.    Acknowledgements. You acknowledge that you have reviewed and understand the Plan and this Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

[2]

Enter date that is the one (1) year anniversary of Grant Date or, if the Option is a new hire award and the resolutions of the Committee or the Board approving the grant or award so provide, enter the date that is the one (1) year anniversary of the start date of employment or other association with the Company.

[3]	Enter date that is the first day of the calendar month immediately following the calendar month in which the First Vesting Date occurs.
[4]

The default vesting schedule contemplated by this form of Stock Option Agreement is a four year vesting schedule with a one year cliff vesting for 25% of the Optioned Shares and the balance of the Optioned Shares vesting monthly thereafter until all of the Optioned Shares are fully vested. If the resolutions of the Board or the Committee approving a particular grant or award provide for a different vesting schedule, then the default vesting schedule contemplated by this form of Stock Option Agreement should be modified to match the actual vesting schedule approved by the Committee or the Board for the particular grant or award.

2

9.    Further Assurances. The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

10.    [Community Property. Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, you shall be treated as agent and attorney-in-fact for that interest held or claimed by your spouse with respect to this Option and any Optioned Shares and the parties hereto shall act in all matters as if the Optionee was the sole owner of this Option and (following exercise) any such Optioned Shares. This appointment is coupled with an interest and is irrevocable.]5

11.    Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

[The remainder of this page is intentionally left blank. Signature page to follow.]

[5]	Consider for inclusion for grants to California residents (and residents of other states with community property rules).

3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ELIEM THERAPEUTICS, INC.	[NAME OF OPTIONEE]

By:

Name:	Signature of Optionee

Title:

Optionee’s Address:

[Signature Page to Eliem Therapeutics, Inc. Stock Option Agreement]

ATTACHMENT C

TO

2019 EQUITY INCENTIVE PLAN

EMI Addendum for Award Recipients Resident in the United Kingdom

The provisions contained in this EMI Addendum are hereby incorporated into the Eliem Therapeutics, Inc 2019 Equity Incentive Plan (as amended) (“Plan”). To the extent that the terms and conditions set forth in this EMI Addendum in relation to EMI Options conflict with any other provisions of the Plan, the provisions of this EMI Addendum shall govern.

[Signature Page to Eliem Therapeutics, Inc. Stock Option Agreement]

ELIEM THERAPEUTICS, INC

EMI ADDENDUM (UNITED KINGDOM)

ARTICLE 1

PURPOSE

1.1

The Board has adopted this EMI Addendum for the purpose of satisfying the requirements of Schedule 5, which provides for the grant of options for commercial reasons in order to recruit and retain employees in the UK. EMI Options may only be granted under this EMI Addendum to an “eligible employee”, within the meaning of part 4 of Schedule 5 (“Schedule 5”) to the United Kingdom (“UK”) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”), and shall be subject to the limitations, terms and conditions of the Plan as supplemented by this EMI Addendum. Such “eligible employee” shall be an “Optionee” for the purposes of the Plan and shall be required to certify his eligibility by signing the Option Agreement or in such other manner as is permitted by Schedule 5.

ARTICLE 2

DEFINITIONS

For the purposes of this EMI Addendum, in addition to the definitions provided in the recital above, the following terms shall have the meanings indicated:

2.1	“Control” has the meaning given in section 1124 of the Corporation Tax Act 2010.

2.2	“EMI Options” means Options which are intended to be qualifying enterprise management incentive options, pursuant to Schedule 5.

2.3	“EMI Option Agreement” means an Option Agreement in respect of EMI Options.

2.4	“Group” means the Company and any companies that are from time to time subsidiaries of the Company.

2.5	“Market Value” shall mean the market value determined in accordance with sections 272-3 of the UK Taxation of Capital Gains Tax Act 1992.

2.6

“Personal Data” has the meaning set out in article 4 of the General Data Protection Regulation (Regulation 2016/679 of the European Parliament and of the Council on the protection of natural persons with regard to the processing of Personal Data and on the free movement of such data) (the “GDPR”), in respect of the Optionee.

2.7

“Shares” means shares of Common Stock in the Company, having the rights and being subject to the provisions and restrictions summarised in the Plan and in the EMI Option Agreement, in particular Clause 9.2 of the Plan and Clause 13 of the EMI Option Agreement.

2.8	“Subsidiary” means any company which is for the time being under the Control of the Company.

ARTICLE 3

ELIGIBILITY

3.1

Only employees and directors who are “eligible employees” within the meaning of Schedule 5 shall be entitled to receive EMI Options under this EMI Addendum. Clause 6 of the Plan shall be read accordingly.

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ARTICLE 4

EMI LIMIT

4.1

EMI Options granted under this EMI Addendum are intended to be “qualifying options” for the purposes of Schedule 5. The £250,000 maximum entitlement requirement set out in paragraph 5 of Schedule 5 (or such other limit as may apply from time to time) shall apply to each grant of EMI Options. If and to the extent that the aggregate Market Value of all Shares granted to an Optionee pursuant to outstanding EMI Options exceeds such maximum entitlement, such EMI Options as are granted in excess of that maximum entitlement shall take effect as though they were non-tax-advantaged options for UK tax purposes. Any EMI Options granted within the £250,000 limit will continue to take effect as qualifying EMI Options for the purposes of Schedule 5. Clause 7.1(g) of the Plan shall be read accordingly.

ARTICLE 5

TAX WITHHOLDING

5.1

An Optionee shall be accountable for any income tax and, subject to the following provisions, National Insurance liability which is chargeable on any assessable income deriving from the exercise of, or other dealing in, an EMI Option. In respect of such assessable income the Optionee shall indemnify the Company and (at the direction of the Company) any Subsidiary which is or may be treated as the employer of the Optionee in respect of the following (together, the “Tax Liabilities”):

5.1.1

any income tax liability which falls to be paid to HM Revenue and Customs by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies to income tax under ITEPA and the PAYE regulations referred to in it; and

5.1.2

any National Insurance liability which falls to be paid to HM Revenue and Customs by the Company (or the relevant employing Subsidiary) under the PAYE system as it applies for national insurance purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it, such national insurance liability being the aggregate of:

(i)	all the employee’s primary Class 1 National Insurance contributions; and

(ii)	all the employer’s secondary Class 1 National Insurance contributions.

5.2

Pursuant to the indemnity referred to in Clause 5.1, an Optionee shall make such arrangements as the Company requires to meet the cost of the Tax Liabilities, including at the direction of the Company any of the following:

5.2.1

making a cash payment of an appropriate amount to the relevant company whether by cheque, banker’s draft or deduction from salary in time to enable the Company to remit such amount to HM Revenue and Customs before the 14th day following the end of the month in which the event giving rise to the Tax Liabilities occurred; and/or

5.2.2

appointing the Company as agent and/or attorney for the sale of sufficient Shares acquired pursuant to the exercise of the Option to cover the Tax Liabilities and authorising the payment to the relevant company of the appropriate amount (including all reasonable fees, commissions and expenses incurred by the relevant company in relation to such sale) out of the net proceeds of sale of the Shares; and/or

5.2.3

entering into an election whereby the employer’s liability for secondary Class 1 National Insurance contributions is transferred to the Optionee on terms set out in the election and approved by HM Revenue and Customs.

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5.3

Section 431 Election. Where the Shares to be acquired on exercise of the EMI Option are considered to be “restricted securities” for the purposes of the UK tax legislation (such determination to be at the sole discretion of the Company), it shall be a condition of exercise that the Optionee if so directed by the Company enter into a joint election with the Company or the relevant Subsidiary employing the Optionee pursuant to Section 431 ITEPA electing that the market value of the Shares to be acquired on the exercise of the EMI Option be calculated as if the Shares were not “restricted securities”.

ARTICLE 6

MISCELLANEOUS

6.1

The Board may designate Options granted under the EMI Addendum as “EMI Options” and Clause 7.1 of the Plan shall be read accordingly. No part of the Plan shall apply to EMI Options to the extent that it is inconsistent with Schedule 5. Clause 5 of the Plan shall apply with the provision that no such power may be exercised in such a way as to cause EMI Options to cease to comply with Schedule 5. The Date of Grant of each EMI Option shall be no earlier than its having been duly executed and delivered by the Company and the Optionee and Clause 7.1(a) of the Plan shall be deemed amended accordingly.

6.2

For the purposes of EMI Options, Clause 7.1(b) shall be deemed deleted and replaced with: “The price at which shares of Common Stock may be acquired under each EMI Option shall be as determined by the Board.”

6.3

Clause 7.1 of the Plan shall be amended by the addition of the following sub-clause (c)(i) after Clause 7.1(c): “The Optionee shall be notified of any restrictions attaching to the Shares at the Grant Date and shall be notified forthwith in writing of any changes to the restrictions on the Shares”.

6.4

The following words shall be added to Clause 7.1(e) of the Plan: No Optionee shall be entitled to any compensation or damages for any loss or potential loss which the Optionee may suffer due to being unable to exercise an Option in consequence of the loss or termination of his office or employment within the Group. Further, Clause 7.1(e) shall be deemed amended to provide that notwithstanding any other provision of the Plan no EMI Option shall be exercisable more than 12 months after the death of an Optionee.

6.5

Clause 7.1(f) shall not apply. EMI Options may not be transferred, charged, or otherwise dealt in, other than by the Optionee’s legal representatives for a period of 12 months following the Optionee’s death. Any attempt to transfer, charge or otherwise deal in an Option shall cause the Option to lapse.

6.6

In Clause 7.1(g) the words from “The notice shall be accompanied by……” to the end of sub paragraph (g) shall be deleted and replaced with the following: “The notice shall be accompanied by payment in the form of cash or cheque made payable to the Company”.

6.7

Clause 8.1 of the Plan shall not apply to EMI Options. If the ordinary share capital is varied by way of capitalisation or rights issue, sub-division, consolidation or reduction, the Directors may adjust the number of Option Shares and/or the Exercise Price so as to ensure that the value of EMI Options is not increased or decreased solely in consequence of such variation or other event. However, no adjustment to EMI Options shall be made that would constitute a “disqualifying event” within the meaning of sections 532 to 539 of ITEPA, without the written consent of the affected Optionee. Without prejudice to the foregoing, no adjustment shall be made to the class of share that may be acquired on the exercise of EMI Options.

6.8

Clause 8.2(C) shall be subject to the proviso that the written consent of the affected Optionee shall be required for the assumption, cancellation or substitution of any EMI Option. In addition, no surrender and cancellation or substitution of an EMI Option, shall be made in respect of an EMI Option without the written consent of the affected Optionee, such consent acknowledging that any cash or share payment shall not benefit from tax advantages, or, as the case may be, that such Option shall cease to operate as an EMI Option.

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6.9

The validity and enforceability of the Plan shall be governed by and construed in accordance with the laws of the state in which the Company is incorporated, State of Delaware, except that provisions relating to UK taxation shall be governed by the laws of the United Kingdom.

ARTICLE 7

DATA HANDLING CONSENT

7.1

In order to grant and administer the Option, the Company will require Personal Data from each Optionee. This Personal Data may be transferred to any of the following to give effect to and maintain and administer the Option for the duration of its term:

7.1.1	a trustee of an employee benefit trust;

7.1.2	the Company’s registrars; and

7.1.3	administrators of the Company’s share incentive arrangements.

7.2

In the event that a prospective buyer of the Company or any company in the Group or business unit which employs the Optionee, or the prospective buyer’s professional advisors, wishes to conduct due diligence into the Company’s employees’ share plans, the Company may make Personal Data available, provided that those persons irrevocably agree to use the Optionee’s Personal Data only in connection with the proposed transaction and in accordance with the GDPR.

7.3

In the event that it becomes necessary for the grant or administration of the Options, that Personal Data is transferred outside the European Economic Area, to a country that has not been designated by the European Commission as providing an adequate level of protection for Personal Data, the Company shall adopt such lawful transfer mechanisms as are required to protect that Personal Data in accordance with the requirements of the GDPR.

7.4

In accordance with the GDPR, the Optionee shall be entitled to require the amendment of any Personal Data that is incorrect and to the deletion of Personal Data on expiry of the Options subject to such legislation as may require its retention thereafter.

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ATTACHMENT D

TO

2019 EQUITY INCENTIVE PLAN

ELIEM THERAPEUTICS, INC.

2019 EQUITY INCENTIVE PLAN

EMI OPTION AGREEMENT

THIS EMI OPTION AGREEMENT, dated as of [_________________, 20__] (this “Agreement”), is between Eliem Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the individual identified in paragraph 1 below, currently residing at the address set out at the end of this Agreement (the “Optionee”). Capitalized terms used in this Agreement without definition shall have the respective meaning ascribed to such capitalized terms in the Plan or the EMI Addendum (both of which are as defined below).

1.    Grant of Option. Pursuant and subject to the Company’s 2019 Equity Incentive Plan (as the same may be amended from time to time, the “Plan”), and the EMI Addendum (the “EMI Addendum”) thereto, the Company grants to you, the Optionee identified in the table below, an option (the “Option”) to purchase from the Company all or any part of a total of the number of shares identified in the table below (the “Optioned Shares”) of the common stock, par value $0.0001 per share, in the Company (the “Stock”), at the exercise price per share set out in the table below.

Optionee

Number of Shares

Exercise Price Per Share

Grant Date

Expiration Date

2.    Character of Option. This Option is intended to be treated as an “EMI Option” within the meaning of Schedule 5 to the Income Tax (Earnings and Pensions Act) 2003 (“Schedule 5”).

3.    Expiration of Option. This Option shall expire at 5:00 p.m. EST on the Expiration Date or, if earlier, the earliest of the dates specified in whichever of the following applies:

(a)    If the termination of your employment with, and/or other association as an officer, director, consultant or advisor of, any and all of the Company and its Affiliates is on account of your death or disability, the first anniversary of the date such employment and/or other association ends or the first anniversary of your death.

(b)    If the termination of your employment with, and/or other association as an officer, director, consultant or advisor of, any and all of the Company and its Affiliates is due to any other reason, three (3) months after such employment and/or other association ends.

(c)    Ten (10) years after the Grant Date.

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4.    Exercise of Option.

(a)    You may exercise this Option, in full or in part and at any time prior to the date this Option expires, as to the number of Optioned Shares for which this Option shall have become exercisable (the “Vested Shares”) pursuant Section 4(b) below. However, during any period that this Option remains outstanding after the end of your association with the Company and its Affiliates in any and all capacities as an officer, director, employee, consultant and/or advisor of the Company and its Affiliates, you may exercise it only to the extent of any remaining Vested Shares determined as of the effective time of the end of such association. The procedure for exercising this Option is described in Section 7.1(f) of the Plan; provided that in no event shall a fraction of a share of Stock be purchasable or deliverable upon exercise.

(b)    Subject to the provisions of Section 4(a) above, this Option shall become exercisable for the Optioned Shares over a period of four years as follows: (1) this Option shall become exercisable for twenty five percent (25%) of the Optioned Shares on [_______]6 (the “First Vesting Date”); and (2) this Option shall become exercisable for the remaining Optioned Shares in a series of thirty-six (36) equal monthly installments (except the last installment which, if necessary, may be smaller), with the first of such monthly installments becoming exercisable on [_______]7 and an additional monthly installment becoming exercisable on the first day of each calendar month thereafter until this Option shall have become exercisable for all of the Optioned Shares.8

5.    Nontransferability of Option. Without prejudice to any entitlement of the Optionee’s personal representatives to exercise an EMI Option following your death, the Option may not be transferred, charged or otherwise dealt in and, during your lifetime, only you may exercise this Option This Option will lapse upon any breach of this Clause.

6.    Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 therein.

7.    Tax Consequences. The Company makes no representation or warranty as to the tax treatment to you of your receipt or exercise of this Option or upon your sale or other disposition of the Optioned Shares. You should rely on your own tax advisors for such advice. In accordance with Article 10 of the EMI Addendum, you agree to indemnify the Company, or the Company which employs you, if different, in respect of any income tax or national insurance charges (including secondary class 1 contributions) arising on the exercise or other realisation of the Option.

8.    Treatment as Wages or Compensation. No amounts paid or payable in connection with this Option shall constitute wages or compensation for purposes of any applicable law, if ever, prior to the date on which such amount has been earned, vested and become payable in accordance with the terms of this Agreement and the Plan. No such amount shall be treated as wages or compensation for purposes of any employee or other benefit plan of the Company and its Affiliates except to the extent and at the time provided in the respective employee or other benefit plan.

[6]

Enter date that is the one (1) year anniversary of Grant Date or, if the Option is a new hire award and the resolutions of the Committee or the Board approving the grant or award so provide, enter the date that is the one (1) year anniversary of the start date of employment or other association with the Company.

[7]	Enter date that is the first day of the calendar month immediately following the calendar month in which the First Vesting Date occurs.
[8]

The default vesting schedule contemplated by this form of Stock Option Agreement is a four year vesting schedule with a one year cliff vesting for 25% of the Optioned Shares and the balance of the Optioned Shares vesting monthly thereafter until all of the Optioned Shares are fully vested. If the resolutions of the Board or the Committee approving a particular grant or award provide for a different vesting schedule, then the default vesting schedule contemplated by this form of Stock Option Agreement should be modified to match the actual vesting schedule approved by the Committee or the Board for the particular grant or award.

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9.    Acknowledgements. You acknowledge that you have reviewed and understand the Plan, the EMI Addendum and this Agreement in their entirety, and have had an opportunity to obtain the advice of counsel prior to executing this Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

10.    Further Assurances. The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

11.    Working Time. You declare that you fulfil the working time requirements of paragraph 26 of Schedule 5.

12.    Miscellaneous. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, apart from matters relating to UK taxation which shall be governed by and construed in accordance with the laws of the UK, without regard to the conflict of laws principles thereof and shall be binding upon and inure to the benefit of any successor or assign of the Company and any executor, administrator, trustee, guardian, or other legal representative of you. Capitalized terms used but not defined herein shall have the meaning assigned under the Plan. This Agreement may be executed in one or more counterparts all of which together shall constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

13.    Restrictions. The restrictions attaching to the Common Stock are as follows: [______________]

[The remainder of this page is intentionally left blank. Signature page to follow.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ELIEM THERAPEUTICS, INC.	[NAME OF OPTIONEE]

By:

Name:	Signature of Optionee

Title:

Optionee’s Address:

[Signature Page to Eliem Therapeutics, Inc. Stock Option Agreement]

ELIEM THERAPEUTICS, INC.

AMENDMENT TO 2019 EQUITY INCENTIVE PLAN

A.    ELIEM THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware (the “Company”) previously established the Company’s 2019 Equity Incentive Plan (the “Plan”);

B.    The Plan currently provides for 898,630 shares of Common Stock to be reserved for issuance under the Plan; and

C.    The Company now wishes to amend the Plan to reserve an additional 3,786,857 shares of Common Stock under the Plan and to modify Section 4 of the Plan.

NOW THEREFORE, effective immediately, the Plan is amended as follows:

1.    The reference in Section 4 of the Plan to “Eight Hundred Ninety Thousand Six Hundred Thirty (898,630)” is hereby amended and restated to read “Four Million Six Hundred Eighty Five Thousand Four Hundred Eighty Seven (4,685,487).”

2.    In all other respects the Plan will remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to 2019 Equity Incentive Plan to be executed as of October 14, 2020.

ELIEM THERAPEUTICS, INC.

By:	/s/ Robert Azelby
Robert Azelby
Chief Executive Officer

ELIEM THERAPEUTICS, INC.

AMENDMENT TO 2019 EQUITY INCENTIVE PLAN

A.    ELIEM THERAPEUTICS, INC., a corporation organized under the laws of the State of Delaware (the “Company”) previously established the Company’s 2019 Equity Incentive Plan (the “Plan”);

B.    The Plan currently provides for 4,685,487 shares of Common Stock to be reserved for issuance under the Plan; and

C.    The Company now wishes to amend the Plan to reserve an additional 1,537,799 shares of Common Stock under the Plan and to modify Section 4 of the Plan.

NOW THEREFORE, effective immediately, the Plan is amended as follows:

1.    The reference in Section 4 of the Plan to “Four Million Six Hundred Eighty Five Thousand Four Hundred Eighty Seven (4,685,487)” is hereby amended and restated to read “Six Million Two Hundred Twenty Three Thousand Two Hundred Eighty Six (6,223,286).”

2.    In all other respects the Plan will remain the same.

IN WITNESS WHEREOF, the Company has caused this Amendment to 2019 Equity Incentive Plan to be executed as of March 9, 2021.

ELIEM THERAPEUTICS, INC.

By:	/s/ Robert Azelby
Robert Azelby
Chief Executive Officer